                       COMPUTATION OF NET INCOME PER SHARE          EXHIBIT 11.1
       FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
--------------------------------------------------------------------------------

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


                                                                 THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                    SEPTEMBER  30,                SEPTEMBER 30,
                                                              -------------------------    --------------------------
                                                                 1995           1996          1995            1996
                                                              ----------     ----------    ----------      ----------
INCOME PER COMMON SHARE ASSUMING NO DILUTION

  Income before extraordinary item and dividends
    on mandatorily redeemable preferred stock. . . . . .       $  2,406      $     779      $   5,467      $   2,788

  Dividends on mandatorily redeemable preferred stock. .           (162)          (162)          (487)          (487)
                                                               --------      ---------      ---------      ---------
  Income before extraordinary item . . . . . . . . . . .          2,244            617          4,980          2,301
  Extraordinary item - gain on early retirement of debt,
    net of taxes . . . . . . . . . . . . . . . . . . . .             --             --         15,177             --
                                                               --------      ---------      ---------      ---------
  Net income applicable to common stock. . . . . . . . .       $  2,244      $     617      $  20,157      $   2,301
                                                               --------      ---------      ---------      ---------
                                                               --------      ---------      ---------      ---------
  Weighted average common shares outstanding (1) . . . .         16,451         16,494         15,500         16,453
                                                               --------      ---------      ---------      ---------
                                                               --------      ---------      ---------      ---------
  Income per common share assuming no dilution:
  Income before extraordinary item . . . . . . . . . . .       $    .14      $     .04      $     .32      $     .14
  Extraordinary item . . . . . . . . . . . . . . . . . .             --             --            .98             --
                                                               --------      ---------      ---------      ---------
  Net income per common share assuming no dilution . . .       $    .14      $     .04      $    1.30      $     .14
                                                               --------      ---------      ---------      ---------
                                                               --------      ---------      ---------      ---------

INCOME PER COMMON SHARE ASSUMING FULL DILUTION

  Income before extraordinary item and dividends on
    mandatorily redeemable preferred stock . . . . . . .       $  2,406      $     779      $   5,467      $   2,788

  Dividends on mandatorily redeemable preferred stock. .           (162)          (162)          (487)          (487)
  Add back interest expense, net of taxes, on convertible
    promissory notes . . . . . . . . . . . . . . . . . .            152            417            451          1,241
                                                               --------      ---------      ---------      ---------
  Income before extraordinary item . . . . . . . . . . .          2,396          1,034          5,431          3,542
  Extraordinary item - gain on early retirement of debt,
    net of taxes . . . . . . . . . . . . . . . . . . . .             --             --         15,177             --
                                                               --------      ---------      ---------      ---------
  Net income applicable to common stock. . . . . . . . .       $  2,396      $   1,034      $  20,608      $   3,542
                                                               --------      ---------      ---------      ---------
                                                               --------      ---------      ---------      ---------
  Weighted average common shares outstanding prior
    to conversion of convertible promissory notes (1). .         16,554         16,519         15,718         16,517

  Add weighted average shares issued upon conversion
    of convertible promissory notes. . . . . . . . . . .         16,565         26,083         16,539         26,083
                                                               --------      ---------      ---------      ---------
  Weighted average common shares outstanding . . . . . .         33,119         42,602         32,257         42,600
                                                               --------      ---------      ---------      ---------
                                                               --------      ---------      ---------      ---------
Income per common share assuming full dilution:
  Income before extraordinary item . . . . . . . . . . .       $    .07      $     .02      $     .17      $     .08
  Extraordinary item . . . . . . . . . . . . . . . . . .             --             --            .47             --
                                                               --------      ---------      ---------      ---------

  Net income per common share assuming full dilution . .       $    .07      $     .02      $     .64      $     .08
                                                               --------      ---------      ---------      ---------
                                                               --------      ---------      ---------      ---------

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(1) INCLUDES THE COMMON STOCK EQUIVALENT OF DILUTIVE OPTIONS OUTSTANDING AT THE
    END OF EACH PERIOD.


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